EXHIBIT 99.1
FOR IMMEDIATE RELEASE:
Feb. 19, 1997

Contact:          Edward Hamburg             David Pittman
                  Senior V.P./CFO            Director, Marketing Communications
                  312.329.2400               800.457.0161
                                             e-mail:  invest@spss.com

        SPSS financial information is available on the World Wide Web at:
                       http://www.spss.com/FinancialNews/
        SPSS Inc. announces record fourth quarter and year-end revenues;
                 corporate market drives desktop product success

CHICAGO, Feb. 19, 1997 -D SPSS Inc. (Nasdaq: SPSS), a worldwide leader in statistical software, today announced net revenues of $23.2 million and earnings per share (EPS) of $0.23 for the fourth quarter ended Dec. 31, 1996. For the year, SPSS reported net revenues of nearly $84.0 million and earnings per share
(EPS) of $0.85. These results include the company's November acquisition of Jandel Scientific Software Inc. and October acquisition of Clear Software Inc.

As a result of the Jandel acquisition, SPSS Chief Financial Officer Ed Hamburg said the company reported an additional $1.6 million in revenues during the fourth quarter and took a one-time charge of approximately $2.7 million.

Excluding acquisition effects, SPSS had the best fourth quarter and year in the company's 28-year history. All adjusted numbers -D for the quarter and the year -D increased versus results reported in 1995.

For the quarter, adjusted net revenues were $21.6 million, up 17 percent over $18.4 million. Adjusted operating income was $5.5 million, up 34 percent from $4.1 million. Adjusted net income totaled $3.8 million, a 39 percent increase over $2.8 million. Adjusted EPS were $0.47, 34 percent higher than $0.35.

For the year, adjusted net revenues were $74.1 million, up 16 percent over $63.7 million. Adjusted operating income was $14.1 million, up 37 percent from $10.3 million. Adjusted net income totaled $9.6 million, a 38 percent increase over $7.0 million. Adjusted EPS were $1.20, 33 percent higher than $0.90.

"Desktop sales in corporate and academic markets drove success for the quarter as well as the year," said Jack Noonan, SPSS president and CEO. "More people are discovering the benefits of deeper data analysis, and in turn, more organizations are realizing the power of our products," he said. Desktop sales -D for corporate applications including data mining, survey research and marketing and sales analysis -D were strong for the quarter as well as the year. Also strong for the year were international sales, particularly in Japan.

Excluding acquisition effects for the year, the company's desktop products generated 79 percent of net revenues. International operations comprised more than half of net revenues, at 54 percent, during the same time period.

Including acquisition effects for the quarter ended Dec. 31, 1996, operating income was $2.7 million and net income was nearly $1.9 million. For the year, operating income was $10.5 million and net income was $7.2 million.

                            With Jandel acquisition
                      (in thousands, except for per share
                        and shares outstanding amounts)

                                      3 Months Ended Dec. 31,                      12 Months Ended Dec. 31,
-------------------------- --------------------------------------------- ---------------------------------------------

                                1996             1995          Year/Year         1996            1995          Year/Year
                                                               % change                                         % change
-------------------------- ---------------  --------------- --------------- --------------  --------------- ----------------
Net revenues                       $23,156           20,880       11               $83,989           73,794        14
-------------------------- ---------------  --------------- --------------- --------------  --------------- ----------------
Operating income                     2,670              698       283               10,511            6,536        61
-------------------------- ---------------  --------------- --------------- --------------  --------------- ----------------
Net income                           1,924               18        -                 7,182            3,875        85
-------------------------- ---------------  --------------- --------------- --------------  --------------- ----------------
EPS                                   0.23             0.00        -                  0.85             0.48        77
-------------------------- ---------------  --------------- --------------- --------------  --------------- ----------------
Weighted shares
outstanding                      8,492,685        8,281,836        3             8,402,426        8,085,459         4
-------------------------- ---------------  --------------- --------------- --------------  --------------- ----------------

Adjusted, excluding Jandel acquisition and including 3 months of the Clear acquisition (in thousands, except for per share and shares outstanding amounts)

                                      3 Months Ended Dec. 30,                      12 Months Ended Dec. 30,
-------------------------- --------------------------------------------- ---------------------------------------------

                                1996             1995          Year/Year         1996            1995          Year/Year
                                                               % change                                         % change
-------------------------- ---------------  --------------- --------------- --------------  --------------- ----------------
Net revenues                       $21,575          $18,363       17               $74,081           63,712        16
-------------------------- ---------------  --------------- --------------- --------------  --------------- ----------------
Operating income                     5,475            4,073       34                14,149           10,291        37
-------------------------- ---------------  --------------- --------------- --------------  --------------- ----------------
Net income                           3,820            2,757       39                 9,640            6,990        38
-------------------------- ---------------  --------------- --------------- --------------  --------------- ----------------
EPS                                   0.47             0.35       34                  1.20             0.90        33
-------------------------- ---------------  --------------- --------------- --------------  --------------- ----------------
Weighted shares
outstanding                      8,153,258        7,965,655        2             8,062,999        7,768,740         4
-------------------------- ---------------  --------------- --------------- --------------  --------------- ----------------

SPSS completes Jandel acquisition, becomes leading scientific software provider In the fourth quarter, SPSS completed its acquisition of Jandel Scientific Software Inc., a privately held scientific software company based in San Rafael, Calif. SPSS exchanged approximately 339,000 shares of common stock for all the common stock of Jandel in a pooling-of-interests transaction. With the addition of Jandel's SigmaPlot and other science products, SPSS now leads the desktop market for scientific analysis software. Additional fourth quarter news included:

SPSS 7.5 for Windows shipped. Running on Windows 95 and Windows NT, SPSS 7.5 includes more statistics, "just-in-time training" with its Statistical Coach, and an enhanced scripting language. SPSS 7.5 also offers Pivot Tables with Active X technology, which allows for easy file exchange over the Internet.

SPSS Missing Value Analysis introduced. This new tool reveals hidden biases caused by missing data, allowing users to form far more valid conclusions.

QI Analyst 3.0 for Windows launched. This major upgrade of SPSS' quality improvement product for "real-time" analysis and statistical process control targets needs in manufacturing, healthcare and service settings.

New Taiwan office opened. By debuting a new office in Taipei, SPSS hopes to gain even more prominence in one of its fastest growing markets, the Pacific Rim. The opening also marks the sixth new office for SPSS in 1996.


First quarter 1997: new SYSTAT and SigmaPlot releases to ship New versions of SYSTAT for Windows and SigmaPlot, the company's top-selling scientific products, are scheduled to ship in the first quarter of 1997. Also scheduled for first quarter release: local-language versions of SPSS 7.5 for Windows (in Japanese and German); and Neural Connection 2.0, SPSS' neural network product.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties including, but not limited to, market conditions, competition, and other risks indicated in the company's filings with the Securities and Exchange Commission. These and other factors which could affect SPSS' results are more fully described in the "Risk Factors" section of the company's Registration Statement on Form S-3, Registration No. 333-21025, filed on February 4, 1997.

COMPANY INFORMATION SPSS Inc. is a multinational software products company that provides statistical product and service solutions. The company's mission is to drive the widespread use of statistics. SPSS products and services are used worldwide in corporate, academic and government settings for all types of research and data analysis. The company's four lines of business are business analysis, including survey research, marketing and sales analysis and data mining; scientific research; process management; and quality improvement. Headquartered in Chicago, SPSS has 31 offices and more than 60 distributors serving other countries around the world. More information is available on the World Wide Web at http://www.spss.com.




BMDP, CLEAR, Jandel Scientific, SPSS and SYSTAT are registered trademarks of SPSS Inc. BMDP, CLEAR, Jandel Scientific, SPSS and SYSTAT products named are trademarks of SPSS Inc. Other products mentioned are trademarks or registered trademarks of their respective companies.


                         - FINANCIAL HIGHLIGHTS FOLLOW -

                           SPSS Inc. and Subsidiaries
              ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
              (excluding the results of Jandel Scientific Software)
                      (in thousands, except for share data)
                                   (unaudited)




                                            Three Months Ended          Year/Year               % of Net
                                               December 31,                 %                   Revenues

                                               1996         1995       Change               1996           1995

Net revenues:
 Desktop products                            17,005         14,072          21%              79%            77%
 Large Systems products                      2,597           2,802          -7%              12%            15%
 Other products and services                 1,973           1,489          33%               9%             8%

Total net revenues                           21,575         18,363          17%             100%           100%
Cost of revenue                               1,992          1,755          14%               9%            10%

Gross profit                                 19,583         16,608          18%              91%            90%

Operating expenses:
 Sales and marketing                          9,844          9,035           9%              46%            49%
 Product development                          2,961          2,174          36%              14%            12%
 General and administrative                   1,303          1,326          -2%               6%             7%
 Nonrecurring charge                              -              -            -                -              -
 Acquisition-related charges                      -              -            -                -              -

Operating expenses                           14,108         12,535          13%              65%            68%

Operating income                              5,475          4,073          34%              25%            22%

Other income (expense):

Net interest income                              111            92          21%               1%             1%

Other income (expense)                            34            36          -6%                -             -

Other income (expense)                           145           128

Income before income taxes                     5,620         4,201          34%              26%            23%

Income taxes                                   1,800         1,444          25%               8%             8%

Net income                                     3,820         2,757          39%              18%            15%

Net earnings per share                         0.47           0.35          34%

Shares used in computation                8,153,258      7,965,655           2%

                           SPSS Inc. and Subsidiaries
              ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
              (excluding the results of Jandel Scientific Software
                  and the first nine months of Clear Software)
                      (in thousands, except for share data)
                                   (unaudited)



                                                  12 Months Ended           Year/Year            % of Net
                                                    December 31,                                 Revenues
                                                                               %

                                               1996           1995         Change           1996             1995

Net revenues:
 Desktop products                                 56,367        46,784        20%             76%             73%
 Large Systems products                           10,738        10,694          -             14%             17%
 Other products and services                       6,976         6,234        12%              9%             10%

Total net revenues                                74,081        63,712        16%            100%            100%
Cost of revenue                                    7,076         6,244        13%             10%             10%

Gross profit                                      67,005        57,468        17%             90%             90%

Operating expenses:
 Sales and marketing                              36,309        33,861         7%             49%             53%
 Product development                              11,250         8,712        29%             15%             14%
 General and administrative                        5,297         4,604        15%              7%              7%
 Nonrecurring charge                                   -             -          -              0%              0%
 Acquisition-related charges                           -             -          -              0%              0%

Operating expenses                                52,856        47,177        12%             71%             74%

Operating income                                  14,149        10,291        37%             19%             16%

Other income (expense):
 Net interest income                                 420           172       144%              1%              0%
 Other income (expense)                             (89)           177      -150%              0%              0%

Other income (expense)                               331           349

Income before income taxes                        14,480        10,640        36%             20%             17%

Income taxes                                       4,840         3,650        33%              7%              6%

Net income                                         9,640         6,990        38%             13%             11%

Net earnings per share                              1.20          0.90        33%

Shares used in computation                     8,062,999     7,768,740         4%


                           SPSS Inc. and Subsidiaries
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except for share data)




                                                  Three Months Ended           Year/Year           % of Net
                                                     December 31,                  %               Revenues

                                               1996            1995           Change            1996       1995

Net revenues:
 Desktop products                                  18,579        16,589           12%             80%          80%
 Large Systems products                             2,597         2,802           -7%             11%          13%
 Other products and services                        1,980         1,489           33%              9%           7%

Total net revenues                                 23,156        20,880           11%            100%         100%
Cost of revenue                                     2,217         2,198            1%             10%          11%
Gross profit                                       20,939        18,682           12%             90%          89%

Operating expenses:
 Sales and marketing                               10,749        10,146            6%             46%          48%
 Product development                                3,225         2,648           22%             14%          13%
 General and administrative                         1,639         1,673           -2%              7%           8%
 Nonrecurring charge                                    -         2,466         -100%               -          12%
 Acquisition-related charges                        2,656         1,051          153%             11%           5%

Operating expenses                                 18,269        17,984            2%             78%          86%

Operating income                                    2,670           698          283%             12%           3%

Other income (expense):
 Net interest income                                   99            91            9%             -              -
 Other income (expense)                                56            (9)        -722%             -              -

Other income (expense)                                155            82

Income before income taxes                          2,825           780          262%             12%           4%

Income taxes                                          901           762           18%              4%           4%

Net income                                          1,924            18            -               8%           -

Net earnings per share                               0.23          0.00            -

Shares used in computation                      8,492,685     8,281,836            3%



The consolidated results of operations for the 3 months ended Dec. 31, 1996 and 1995 have been restated to give retroactive effect to the acquisitions of Clear Software Inc. and Jandel Scientific Software Inc., which are accounted for under the pooling-of-interests method.

                           SPSS Inc. and Subsidiaries
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except for share data)




                                  12 Months Ended          Year/Year              % of Net
                                    December 31,               %                  Revenues

                                     1996         1995      Change              1996        1995

Net revenues:
 Desktop products                  66,267       56,866           17%             79%         77%
 Large Systems products            10,739       10,694             -             13%         15%
 Other products and services       6,983         6,234           12%              8%          8%

Total net revenues                 83,989       73,794           14%            100%        100%
Cost of revenue                     8,455        7,709           10%             10%         10%

Gross profit                       75,534       66,085           14%             90%         90%

Operating expenses:
 Sales and marketing               41,345       38,892            6%             49%         53%
 Product development               13,066       10,863           20%             16%         15%
 General and administrative         6,976        6,277           11%              8%          9%
 Nonrecurring charge                    -        2,466         -100%               -          3%
 Acquisition-related charges        3,636        1,051          246%              4%          1%
Operating expenses                 65,023        59,549           9%             77%         81%

Operating income                   10,511        6,536           61%             13%          9%

Other income (expense):
 Net interest income                  409          176          132%               -           -
 Other income (expense)             (134)          132         -202%               -           -

Other income (expense)                275          308

Income before income taxes         10,786        6,844           58%             13%          9%

Income taxes                        3,604        2,969           21%              4%          4%

Net income                          7,182        3,875           85%              9%          5%

Net earnings per share               0.85         0.48           77%

Shares used in computation      8,402,426    8,085,459            4%



The consolidated results of operations for the 12 months ended Dec. 31, 1996 and 1995 have been restated to give retroactive effect to the acquisitions of Clear Software Inc. and Jandel Scientific Software Inc., which are accounted for under the pooling-of-interests method.

                           SPSS Inc. and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)



                                                            December 31,            December 31,
                                                                1996                     1995*
                                                      -------------------------  --------------------
                                                             (unaudited)


Current assets:
        Cash and cash equivalents                          $   12,621                $   11,175
        Accounts receivable, net                               17,746                    13,694
        Inventories                                             1,900                     1,763
        Prepaid expenses and other current assets               1,500                     1,558
                    Total current assets                       33,767                    28,190

Equipment and leasehold improvements, net                       5,539                     4,733
Capitalized software development costs, net                     7,035                     6,839
Other assets                                                    5,694                     4,255
                    Total assets                               52,035                    44,017

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
          Accounts payable                                      3,783                     3,277
          Other current liabilities                            13,008                    13,304

Deferred revenues                                               6,764                     6,614
Deferred income taxes                                           2,245                     2,015
Other noncurrent liabilities                                       34                       319
          Total liabilities                                    25,834                    25,529

Stockholders' equity                                           26,201                    18,488

Total liabilities and stockholders' equity                     52,035                    44,017


     *The consolidated balance sheet as of Dec. 31, 1995, has been restated to give retroactive effect to the acquisitions of Clear Software Inc., and Jandel Scientific Software Inc., which is accounted for under the pooling-of-interests method.